EXHIBIT 21
List of worldwide subsidiaries of Boston Scientific Corporation as of January 31, 2023

Structure of ownership and control:

Boston Scientific wholly owns or has a majority interest in all of the below mentioned entities.
Acurate Industria e Comercio Ltda. (Brazil)
American Medical Systems Europe B.V. (The Netherlands)
Baylis Medical UK Limited (England)
BAYLIS Medical (Deutschland) GmbH (Germany)
Baylis Medical Company Inc. (Canada)
Baylis Medical France S.A.R.L. (France)
Baylis Medical USA Inc. (Delaware)
Biocompatibles UK Limited (England)
Biocompatibles, Inc. (Delaware)
Boston Scientific (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific (South Africa) Proprietary Limited (South Africa)
Boston Scientific (Thailand) Ltd. (Thailand)
Boston Scientific (UK) Limited (England)
Boston Scientific AG (Switzerland)
Boston Scientific Argentina S.A. (Argentina)
Boston Scientific Asia Pacific Pte. Ltd. (Singapore)
Boston Scientific Benelux NV (Belgium)
Boston Scientific Ceska republika s.r.o. (Czech Republic)
Boston Scientific Chile SpA (Chile)
Boston Scientific Clonmel Limited, in liquidation (Ireland)
Boston Scientific Colombia Limitada (Colombia)
Boston Scientific Comercial de Costa Rica BSCR, S.R.L. (Costa Rica)
Boston Scientific Cork Limited, in liquidation (Ireland)
Boston Scientific de Costa Rica S.R.L. (Costa Rica)
Boston Scientific de Mexico, S.A. de C.V. (Mexico)
Boston Scientific del Caribe, Inc. (Puerto Rico)
Boston Scientific do Brasil Ltda. (Brazil)
Boston Scientific Far East B.V. (The Netherlands)
Boston Scientific Gesellschaft m.b.H. (Austria)
Boston Scientific Group plc (Ireland)
Boston Scientific Gulf for Trading (Saudi Arabia)
Boston Scientific Hellas S.A. (Greece)
Boston Scientific Hong Kong Limited (Hong Kong)
Boston Scientific Iberica, S.A. (Spain)
Boston Scientific India Private Limited (India)
Boston Scientific International B.V. (The Netherlands)
Boston Scientific International Finance Limited (Ireland)
Boston Scientific International S.A. (France)
Boston Scientific International Sdn. Bhd. (Malaysia)
Boston Scientific Ireland Limited, in liquidation (Ireland)
Boston Scientific Israel Ltd. (Israel)
Boston Scientific Japan K.K. (Japan)
Boston Scientific Korea Co., Ltd. (Korea)
Boston Scientific Korea Holding Co., Ltd. (Korea)
Boston Scientific Limited (England)
Boston Scientific Limited (Ireland)

Boston Scientific LLC (Russian Federation)
Boston Scientific Ltd./Boston Scientifique Ltee. (Canada)
Boston Scientific Medical Device (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific Medical Device Limited (Ireland)
Boston Scientific Medical Technology (Shanghai) Co., Ltd. (China)
Boston Scientific Medizintechnik GmbH (Germany)
Boston Scientific Middle East FZ-LLC (UAE)
Boston Scientific Middle East SAL (Offshore) (Lebanon)
Boston Scientific Nederland B.V. (The Netherlands)
Boston Scientific Neuromodulation Corporation (Delaware)
Boston Scientific New Zealand Limited (New Zealand)
Boston Scientific Nordic AB (Sweden)
Boston Scientific Peru S.A.C. (Peru)
Boston Scientific Philippines, Inc. (Philippines)
Boston Scientific Polska Sp. z o.o. (Poland)
Boston Scientific Portugal - Dispositivos Medicos, Lda (Portugal)
Boston Scientific Pty Ltd (Australia)
Boston Scientific Romania S.R.L. (Romania)
Boston Scientific S.A.S. (France)
Boston Scientific S.p.A. (Italy)
Boston Scientific Scimed, Inc. (Minnesota)
Boston Scientific Technology & Engineering Services Private Limited (India)
Boston Scientific TIP Gerecleri Limited Sirketi (Turkey)
Boston Scientific Vietnam Company Limited (Vietnam)
Bravo Bidco Limited (England)
BSC International Medical Trading (Shanghai) Co., Ltd. (China)
BSC Medical Device Technology (Shanghai) Co., Ltd. (China)
BTG IM Holdings Ltd. (Israel)
BTG International (Holdings) Limited (England)
BTG International Canada Inc. (Canada)
BTG International Limited (England)
BTG Limited (England)
BTG Management Services Limited (England)
Cardiac Pacemakers, Inc. (Minnesota)
CeloNova BioSciences Germany GmbH, in liquidation (Germany)
DeVoro Medical Inc. (Delaware)
eCardio Sequoia Blocker Corp. (Delaware)
Electron Acquisition Corporation (Delaware)
EndoChoice Holdings, Inc. (Delaware)
EndoChoice, Inc. (Delaware)
EndoChoice Israel Ltd., in liquidation (Israel)
EP Technologies, Inc. (Delaware)
Farapulse, Inc. (Delaware)
Galil Medical Inc. (Delaware)
Galil Medical Ltd. (Israel)
Golden Woods Services, LLC (Texas)
Guidant Delaware Holding Corporation (Delaware)
Guidant Europe NV (Belgium)
Guidant Puerto Rico B.V. (The Netherlands)
Hong Kong Medtech Trading Limited, in liquidation (Hong Kong)
Laguna Holdco Ltd. (Israel)
Lumenis (Australia) Pty. Ltd. (Australia)
Lumenis (HK) Limited (Hong Kong)
Lumenis (Italy) S.r.l. (Italy)

Lumenis (Singapore) Pte. Ltd. (Singapore)
Lumenis (UK) Limited (England)
Lumenis Holdings Inc. (Delaware)
Lumenis Inc. (Massachusetts)
Lumenis India Private Limited (India)
Lumenis Ltd. (Israel)
Lumenis Medical Laser Equipment Trading (Beijing) Co., Ltd. (China)
Notebook Merger Sub, Ltd. (Delaware)
NXT Merger Corp. (Delaware)
Obsidio, Inc. (Delaware)
Preventice Services, LLC (Delaware)
Preventice Solutions, Inc. (Delaware)
Preventice Technologies, Inc. (Delaware)
Provensis Limited (England)
PT Boston Scientific Indonesia (Indonesia)
RMI Acquisition Corp. (California)
Robert S. Smith, M.D., Inc. (Georgia)
SNS Merger Corp. (Delaware)
Special K Merger Corp. (Delaware)
Stream Enterprises LLC (Delaware)
Symetis SA (Switzerland)
Target Therapeutics, Inc. (Delaware)
Textile Merger Sub, Inc. (Delaware)
Zuma Investment Pty Ltd (Australia)
34 Biomedical Merger Corp. (Delaware)
9357-1867 Quebec Inc. (Canada)